Exhibit 10.1

REASSIGNMENT OF RECEIVABLES

REASSIGNMENT NO. 4 OF RECEIVABLES, dated as of November 15, 2005, by and between Chase Bank USA, National Association, a banking corporation organized and existing under the laws of the United States (the “Bank”), and The Bank of New York, a banking corporation organized under the laws of the State of New York (the “Trustee”) pursuant to the Pooling and Servicing Agreement referred to below.

WITNESSETH:

WHEREAS, the Bank, as Transferor and Servicer, and the Trustee are parties to the Third Amended and Restated Pooling and Servicing Agreement, dated as of November 15, 1999, as amended by the First Amendment thereto dated as of March 31, 2001, the Second Amendment thereto dated as of March 1, 2002, the Third Amendment thereto, dated as of July 15, 2004, and the Fourth Amendment thereto, dated as of October 15, 2004 (as amended, the “Pooling and Servicing Agreement”);

WHEREAS, pursuant to the Pooling and Servicing Agreement, the Bank wishes to remove all Receivables from certain designated Accounts of the Bank (the “Removed Accounts”) and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Bank (as each such term is defined in the Pooling and Servicing Agreement); and

WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

NOW, THEREFORE, the Bank and the Trustee hereby agree as follows:

1. Defined Terms. All terms defined in the Pooling and Servicing Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Cut Off Date” shall mean, with respect to the Removed Accounts designated hereby, September 30, 2005.

“Removal Date” shall mean, with respect to the Removed Accounts designated hereby, November 15, 2005.

“Removal Notice Date” shall mean, with respect to the Removed Accounts designated hereby, November 4, 2005 (which shall be a date on or prior to the fifth Business Day prior to the Removal Date).

2. Designation of Removed Accounts. The Bank shall deliver to the Trustee, not later than five Business Days after the Removal Date, a computer file or microfiche list containing a true and complete list of each MasterCard and VISA account which as of the Removal Date shall be deemed to be a Removed Account, such accounts

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being identified by account number and by the aggregate amount of Receivables in such accounts as of the close of business on the Removal Date. Such list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date.

3. Conveyance of Receivables.

(a) The Bank does hereby reconvey to the Bank, without recourse on and after the Removal Date, all right, title and interest of the Trust in and to the Receivables now existing and hereafter created in the Removed Accounts designated hereby, all monies due or to become due with respect thereto (including all Finance Charge Receivables), all proceeds (as defined in Section 9-306 of the UCC as in effect in the State of Delaware) of such Receivables, Insurance Proceeds relating to such Receivables and the proceeds thereof.

(b) In connection with such transfer, the Trustee agrees to execute and deliver to the Bank on or prior to the date of this Reassignment, a termination statement with respect to the Receivables now existing and hereafter created in the Removed Accounts designated hereby (which may be a single termination statement with respect to all such Receivables) evidencing the release by the Trust of its Lien on the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such Lien.

4. Representations and Warranties of the Bank. The Bank hereby represents and warrants to the Trust as of the Removal Date:

(a) Legal Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and the rights of creditors of banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(b) Selection Procedures. No selection procedures believed by the Bank to be materially adverse to the interests of the Investor Certificateholders were utilized in selecting the Removed Accounts designated hereby.

5. Conditions Precedent. The amendment of the Pooling and Servicing Agreement set forth in Section 6 hereof is subject to the satisfaction, on or prior to the Removal Date, of the following condition precedent:

The Bank shall have delivered to the Trustee an Officer’s Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.7 of the Pooling and Servicing Agreement for designating Removed Accounts and reconveying the Receivables of such Removed Accounts, whether now existing or hereafter created, have been satisfied and (ii) each of the representations and warranties made by the Bank in Section 4 hereof is true and correct as of the

Removal Date. The Trustee may conclusively rely on such Officer’s Certificate, shall have no duty to make inquiries with regard to the matters set forth therein, and shall incur no liability in so relying.

6. Amendment of the Pooling and Servicing Agreement. The Pooling and Servicing Agreement is hereby amended to provide that all references therein to the “Pooling and Servicing Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a dual reference to the Pooling and Servicing Agreement as supplemented by this Reassignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions to the Pooling and Servicing Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to non-compliance with any term or provision of the Pooling and Servicing Agreement.

7. Counterparts. This Reassignment may be executed in-two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

8. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, AND WITHOUT, LIMITING THE GENERALITY OF THE FOREGOING, THE IMMUNITY AND STANDARD OF CARE OF THE TRUSTEE IN THE ADMINISTRATION OF THE TRUST HEREUNDER. SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the undersigned have caused this Reassignment of Receivables to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

THE BANK OF NEW YORK, as Trustee

By:	/s/ Ryan Bittner
Name:	Ryan Bittner
Title:	Assistant Treasurer

CHASE BANK USA, NATIONAL ASSOCIATION, as Transferor and as Servicer

By:	/s/ Keith W. Schuck
Name:	Keith W. Schuck
Title:	President

Chase Credit Card Master Trust

Reassignment No. 4 of Receivables

Schedule I
to Reassignment of Receivables

REMOVED ACCOUNTS